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                                                              EXHIBIT (21)


Company and Subsidiary:

                                                       Percentage of voting
                              Sovereign power          securities owned by
                            under which organized        immediate parent
                            ---------------------      --------------------

International Paper
  Company (the "Company")        New York                     Parent

IP Timberlands, Ltd.*            Texas                  The Company owns 100%
                                                        of the Class A Common
                                                        Stock and Class B
                                                        Common Stock of IP
                                                        Forest Resources
                                                        Company, managing
                                                        general partner of IPT,
                                                        and 84% of the Class A
                                                        Depositary Units of IPT.


Names of subsidiaries which, if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.





*   For Regulation S-X purposes.